Exhibit 99.1

POST OFFICE BOX 787

LEBANON, TENNESSEE

37088-0787

Investor Contact:	Lawrence E. Hyatt
(615) 235-4432

Media Contact:	Julie K. Davis
(615) 443-9266

CRACKER BARREL REPORTS RESULTS FOR FIRST QUARTER FISCAL 2013

Positive Comparable Store Traffic, Restaurant and Retail Sales in the Quarter

LEBANON, Tenn. – November 29, 2012 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported financial results for the first quarter of fiscal 2013 ended November 2, 2012.

First-Quarter Fiscal 2013 Highlights

•	Compared to the prior year first quarter, comparable store traffic increased 0.8%, comparable store restaurant sales increased 3.3% and comparable store retail sales increased 1.6%

•	Fourth consecutive quarter of positive comparable traffic, restaurant sales and retail sales, and outperformance of the Knapp-TrackTM casual dining index.

•

On a GAAP basis, operating income margin was 7.2% of total revenue, compared with 7.5% in the prior year quarter. Adjusted for proxy contest and severance expenses, adjusted operating income margin was 7.8% of total revenue, compared with 7.8% in the prior year quarter. (See non-GAAP reconciliation below.)

First-Quarter Fiscal 2013 Results

Revenue

The Company reported total revenue of $627.5 million for the first quarter of fiscal 2013, representing an increase of 4.8% over the first quarter of the prior year. Comparable store restaurant sales increased 3.3%, including a 2.5% increase in average check. The average menu price increase for the quarter was approximately 2.0%. Comparable store retail sales were up 1.6% for the quarter. During the quarter, the Company opened four new Cracker Barrel stores, and has opened an additional store since the end of the quarter for a total of five new store openings year-to-date.

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Cracker Barrel Reports First Quarter Results

November 29, 2012

Comparable store restaurant traffic, average check and comparable store restaurant and retail sales for the fiscal months of August, September and October and for the first quarter were as follows:

	August	September	October	First Quarter
Comparable restaurant traffic	2.6%	-0.5%	0.2%	0.8%
Average check	2.8%	2.5%	2.3%	2.5%
Comparable restaurant sales	5.4%	2.0%	2.5%	3.3%
Comparable retail sales	8.1%	-0.8%	-0.9%	1.6%

Fiscal 2012 was a 53-week year. For Fiscal 2013, the Company calculates comparable store traffic, check and sales using the corresponding prior year weeks.

Operating Income

Operating income was $45.3 million, or 7.2% of total revenue, in the first quarter of fiscal 2013 compared with $44.6 million, or 7.5% of total revenue, in the first quarter of the prior year. Adjusted for proxy contest and severance expenses, adjusted operating income was $49.2 million, or 7.8% of total revenue, in the first quarter of fiscal 2013, compared with adjusted operating income of $46.6 million, or 7.8% of total revenue, in the prior year quarter. Operating income in the first quarter of the prior year included a net benefit of $5.5 million, or 0.9% of total revenue, resulting collectively from a favorable premium adjustment related to health insurance, a reduction in worker’s compensation expense and a favorable litigation settlement, partially offset by expenses related to a non-annual companywide managers’ conference.

Diluted Earnings Per Share

On a GAAP basis, earnings per diluted share in the first quarter of fiscal 2013 were $0.97, compared with $1.03 in the prior year quarter. Adjusted for severance and proxy contest expenses, adjusted earnings per diluted share were $1.08, compared with adjusted earnings per diluted share of $1.09 in the prior year quarter. The effective income tax rate in the quarter increased to 33.0%, compared with 28.9% in the prior year quarter, due primarily to the expiration of the Work Opportunities Tax Credit. The higher tax rate in the quarter reduced earnings per diluted share by $0.06.

Commenting on the first-quarter results, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “We are pleased with our first quarter results, which represent our fourth consecutive quarter of increased year-over-year traffic and sales. This quarter’s results exceeded our expectations and reflect the operational improvements and general and administrative savings implemented in fiscal 2012 and the early execution by our management team and employees of our business priorities for fiscal 2013.”

Fiscal 2013 Outlook

Based upon year-to-date financial performance, continued food commodity pressures and the remaining uncertainty in the economic environment, the Company re-affirmed its previous full year earnings guidance. For fiscal 2013, the Company expects total revenue of between $2.6 billion and $2.65 billion and adjusted earnings per diluted share of between $4.50 and $4.70. The revenue projection for fiscal 2013 reflects the

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Cracker Barrel Reports First Quarter Results

November 29, 2012

expected opening of 9 to 11 new Cracker Barrel stores and projected increases in comparable store restaurant and retail sales in a range of 2.0% to 3.0%. The Company projects an adjusted operating income margin of between 7.3% and 7.5% of revenues.

The Company expects to report adjusted earnings per diluted share for the second quarter of 2013 of between $1.22 and $1.27. The Company reminds investors that its outlook for fiscal 2013 reflects a number of assumptions, many of which are outside the Company’s control.

Fiscal 2013 First-Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com on November 29, 2012, beginning at 11:00 a.m. (Eastern Time). An on-line replay will be available at 2:00 p.m. (Eastern Time) and continue through December 13, 2012.

About Cracker Barrel

Cracker Barrel Old Country Store provides a friendly home-away-from-home in its old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurants serve up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as our signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 in Lebanon, Tenn. and operates 621 company-owned locations in 42 states. Every Cracker Barrel store is open seven days a week with hours Sunday through Thursday, 6 a.m. – 10 p.m., and Friday and Saturday, 6 a.m. – 11 p.m. For more information, visit: crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q1 FY13 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these

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Cracker Barrel Reports First Quarter Results

November 29, 2012

terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, weather on sales and customer travel, and discretionary income or personal expenditure activity of our customers; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to successfully implement or sustain plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; our ability to successfully implement plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our substantial indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America; and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications.

Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports First Quarter Results

November 29, 2012

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	First Quarter Ended
	11/2/12	10/28/11	Percentage Change
Total revenue	$627,451	$598,437	5%
Cost of goods sold	197,858	186,307	6

Gross profit	429,593	412,130	4
Labor and related expenses	232,739	220,968	5
Other store operating expenses	115,865	109,044	6

Store operating income	80,989	82,118	(1)
General and administrative expenses	35,681	37,494	(5)

Operating income	45,308	44,624	2
Interest expense	10,712	11,135	(4)

Pretax income	34,596	33,489	3
Provision for income taxes	11,404	9,687	18

Net income	$23,192	$23,802	(3)

Earnings per share – Basic:	$0.98	$1.04	(6)

Earnings per share – Diluted:	$0.97	$1.03	(6)

Weighted average shares:
Basic	23,577,574	22,870,934	3
Diluted	23,787,625	23,145,783	3
Ratio Analysis
Total revenue:
Restaurant	80.4%	80.5%
Retail	19.6	19.5

Total revenue	100.0	100.0
Cost of goods sold	31.5	31.1

Gross profit	68.5	68.9
Labor and related expenses	37.1	37.0
Other store operating expenses	18.5	18.2

Store operating income	12.9	13.7
General and administrative expenses	5.7	6.2

Operating income	7.2	7.5
Interest expense	1.7	1.9

Pretax income	5.5	5.6
Provision for income taxes	1.8	1.6

Net income	3.7%	4.0%

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Cracker Barrel Reports First Quarter Results

November 29, 2012

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	11/2/12	8/3/12
Assets
Cash and cash equivalents	$118,865	$151,962
Property held for sale	883	884
Accounts receivable	14,893	14,609
Inventory	177,475	143,267
Prepaid expenses	16,907	11,405
Deferred income taxes	11,939	15,181
Property and equipment, net	1,019,253	1,022,370
Other long-term assets	60,288	59,314

Total assets	$1,420,503	$1,418,992

Liabilities and Shareholders’ Equity
Accounts payable	$98,847	$101,271
Other current liabilities	207,037	217,788
Long-term debt	518,759	525,036
Interest rate swap liability	15,081	14,166
Other long-term obligations	115,705	114,897
Deferred income taxes	62,173	63,159
Shareholders’ equity, net	402,901	382,675

Total liabilities and shareholders’ equity	$1,420,503	$1,418,992

Common shares issued and outstanding	23,676,980	23,473,024

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Cracker Barrel Reports First Quarter Results

November 29, 2012

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(Unaudited and in thousands)

	Three Months Ended
	11/2/12	10/28/11
Cash flows from operating activities:
Net income	$23,192	$23,802
Depreciation and amortization	15,959	15,453
Loss on disposition of property and equipment	655	502
Share-based compensation, net of excess tax benefit	595	2,464
(Increase) in inventories	(34,208)	(19,121)
Increase (decrease) in accounts payable	(2,424)	1,788
Net changes in other assets and liabilities	(17,397)	(4,644)

Net cash provided by (used in) operating activities	(13,628)	20,244

Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(13,310)	(18,712)
Proceeds from sale of property and equipment	6	107

Net cash used in investing activities	(13,304)	(18,605)

Cash flows from financing activities:
Net payments for credit facilities and other long-term obligations	(29)	(30)
Proceeds from exercise of share-based compensation awards	2,322	823
Excess tax benefit from share-based compensation	1,274	83
Dividends on common stock	(9,732)	(5,018)

Net cash (used in) provided by financing activities	(6,165)	(4,142)

Net change in cash and cash equivalents	(33,097)	(2,503)
Cash and cash equivalents, beginning of period	151,962	52,274

Cash and cash equivalents, end of period	$118,865	$49,771

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Cracker Barrel Reports First Quarter Results

November 29, 2012

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	First Quarter Ended
	11/2/12	10/28/11
Units in operation:
Open at beginning of period	616	603
Opened during period	4	3

Open at end of period	620	606
Total revenue: (In thousands)
Restaurant	$504,314	$481,509
Retail	123,137	116,928

Total revenue	$627,451	$598,437

Cost of goods sold: (In thousands)
Restaurant	$135,183	$127,696
Retail	62,675	58,611

Total cost of goods sold	$197,858	$186,307

Average unit volume: (In thousands)
Restaurant	$815.1	$797.1
Retail	199.1	193.6

Total	$1,014.2	$990.7

Operating weeks:	8,043	7,853

Q1 2013 vs. Q1 2012
Comparable store sales period-to-period increase:
Restaurant	3.3%
Retail	1.6%
Number of locations in comparable store base	596

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Cracker Barrel Reports First Quarter Results

November 29, 2012

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP basis operating

results to adjusted non-GAAP operating results

(Unaudited and in thousands)

The Company makes reference in this release to “adjusted operating income,” “adjusted net income,” “adjusted earnings per diluted share,” and “adjusted general and administrative expenses,” excluding the impact of severance and proxy contest expenses. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and as such, may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for operating income, net income, or earnings per share or expense information prepared in accordance with GAAP.

	First Quarter ended November 2, 2012
	As Reported	Adjust (1),(2)	As Adjusted
Store operating income	$80,989	$—	$80,989
General and administrative expenses	35,681	(3,908)	31,773

Operating income	45,308	3,908	49,216
Interest Expense	10,712	—	10,712

Pretax income	34,596	3,908	38,504
Provision for income taxes	11,404	1,288	12,692

Net income	$23,192	$2,620	$25,812

Earning per share—Basic	$0.98	$0.11	$1.09
Earning per share—Diluted	$0.97	$0.11	$1.08

	First Quarter ended October 28, 2011
	As Reported	Adjust (1)	As Adjusted
Store operating income	$82,118	$—	$82,118
General and administrative expenses	37,494	(1,966)	35,528

Operating income	44,624	1,966	46,590
Interest Expense	11,135	—	11,135

Pretax income	33,489	1,966	35,455
Provision for income taxes	9,687	569	10,256

Net income	$23,802	$1,397	$25,199

Earning per share—Basic	$1.04	$0.06	$1.10
Earning per share—Diluted	$1.03	$0.06	$1.09

(1)	Proxy contest costs and related tax effects.
(2)	Severance and related costs and tax effects.

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